Exhibit 99.1

News Release
Sunoco Logistics Partners L.P.
1818 Market Street, Suite 1500
Philadelphia, PA 19103-7583

For further information contact:	For release: Immediately

Peter Gvazdauskas (investors) 215-977-6322

Jeffrey Shields (media) 215-977-6056

SUNOCO LOGISTICS PARTNERS L.P. ANNOUNCES PRICING OF $1 BILLION OF SENIOR NOTES

PHILADELPHIA, March 31, 2014 – Sunoco Logistics Partners L.P. (NYSE: SXL) today announced the pricing of $300 million aggregate principal amount of 4.250 percent senior notes due 2024 and $700 million aggregate principal amount of 5.300 percent senior notes due 2044 of its wholly owned subsidiary, Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”). The sale of the senior notes is expected to settle on April 3, 2014, subject to customary closing conditions. The Operating Partnership intends to use the net proceeds of approximately $989 million to repay outstanding borrowings under its $1.50 billion revolving credit facility and for general partnership purposes.

The 4.250 percent senior notes due 2024, maturing on April 1, 2024, were sold to the public at 99.774 percent of par value, and the 5.300 percent senior notes due 2044, maturing on April 1, 2044, were sold to the public at 99.836 percent of par value.

RBS Securities Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, BBVA Securities Inc., DNB Markets, Inc. and SunTrust Robinson Humphrey, Inc. are joint book-running managers for the senior notes offering. Comerica Securities, Inc. and Scotia Capital (USA) Inc. are co-managers for the senior notes offering. The offering is being made by means of a prospectus and a related prospectus supplement, copies of which may be obtained from the following addresses:

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Attention: Debt Capital Markets Syndicate

Telephone: (866) 884-2071

Barclays Capital Inc.

c/o Broadridge Integrated Distribution Services

1155 Long Island Avenue

Edgewood, NY, 11717

Telephone: (888) 603-5847

Email: barclaysprospectus@broadridge.com

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk – 3rd Floor

Telephone: (212) 834-4533

You may also obtain these documents free of charge when they are available by visiting EDGAR on the Security and Exchange Commission’s (“SEC”) website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by SXL with the SEC.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business, consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP).

Statements about the offering may be forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of SXL, and a variety of risks that could cause results to differ materially from those expected by management of SXL. SXL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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